Exhibit 1.1

EXECUTION VERSION

2,000,000 Shares of

Walker & Dunlop, Inc.

Common Stock

UNDERWRITING AGREEMENT

November 20, 2014

Morgan Stanley & Co. LLC

As Representative of the several Underwriters

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Dear Sirs:

1.	Introductory. The stockholders of Walker & Dunlop, Inc., a Maryland corporation (“Company”), listed on Schedule A hereto (the “Selling Shareholders”) agree with the several Underwriters named in Schedule B hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC is acting as representative (the “Representative”), to sell to the several Underwriters an aggregate of 2,000,000 shares of the Company’s common stock (the “Common Stock”), $0.01 par value per share (“Firm Securities”). The Selling Shareholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 300,000 additional shares of Common Stock (“Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” To the extent there are no additional Underwriters listed on Schedule B other than you, the terms Representative, Underwriters and several Underwriters, in each case as used herein shall mean you, as Underwriter, and the terms Representative and Underwriter shall mean either the singular or plural as the context requires.

2.	(i) Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters as of the date hereof, the Applicable Time (as defined below) and each Closing Date (as defined below), and agrees with, the several Underwriters as follows:

(a)

Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-184297) covering the registration of the resale of the Offered Securities under the Securities Act of 1933, as amended (the “Act”), including a related preliminary base prospectus. Such registration statement has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Offered Securities in accordance with the provisions of Rule 430B (“Rule 430B”) and paragraph (b) of Rule 424 (“Rule 424”) of the rules and regulations of the Commission (the “Rules and Regulations”). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Offered Securities that omitted Rule 430B Information, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, is herein called a “preliminary prospectus.” Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B, is herein called the “Registration Statement”; provided, however, that the term “Registration Statement” without reference to a time means such registration statement amended by any post-effective amendments thereto as of the time of the first contract of sale for the Offered Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Offered Securities within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Offered Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act prior to the time of the execution of this Agreement, are herein collectively called the “Final Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Final Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Final Prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Final Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Final Prospectus, as the case may be, at or after the execution of this Agreement.

No stop order suspending the effectiveness of the Registration Statement has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Final Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request, if any, from the Commission for additional information. The Company meets the requirements for use of Form S-3 under the Act and the Offered Securities all have been duly registered for resale under the Act pursuant to the Registration Statement.

(b)	Compliance with Act Requirements. (i) At their respective times the Registration Statement and any post-effective amendment thereto became effective, at each deemed effective date with respect to the Underwriters and the Offered Securities pursuant to Rule 430B(f)(2) and on each Closing Date, each of the Registration Statement and any post-effective amendment thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on their respective dates, at the time of filing of the Final Prospectus pursuant to Rule 424(b) and on each Closing Date, the Final Prospectus and any amendment or supplement thereto will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by (a) any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof (collectively, “Underwriter Information”) or (b) any Selling Shareholder specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof (as to such Selling Shareholder, “Selling Shareholder Information”).

(c)	Ineligible Issuer Status. (i) At the time of initial filing of the Registration Statement, (ii) at the date of effectiveness of the Registration Statement and any post-effective amendment thereto, (iii) at the date of this Agreement, and (iv) at each Closing Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary for the Company to be an ineligible issuer.

(d)	General Disclosure Package. At the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with Underwriter Information or Selling Shareholder Information.

For purposes of this Agreement:

“Applicable Time” means 8:30 a.m. (New York City time) on November 20, 2014 or such other time as agreed by the Company, the Selling Shareholders and the Underwriters.

“General Disclosure Package” means, collectively, the most recent preliminary prospectus delivered to the Underwriters prior to the Applicable Time for general distribution to prospective investors and each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Offered Securities, including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations (“Rule 405”)) relating to the Offered Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Securities or of their offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

(e)

Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)	Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(g)	Subsidiaries. Each direct or indirect subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (entity and other) to own its properties and conduct its business as described in the Registration Statement, General Disclosure Package and the Final Prospectus; each subsidiary of the Company is and will be duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of (or other equity interests in) each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of (or other equity interests in) each subsidiary of the Company, directly or indirectly, is owned by the Company free from liens, encumbrances and defects. Walker & Dunlop, LLC and Walker & Dunlop Multifamily, Inc. are the only subsidiaries of the Company that meet the definition of a “significant subsidiary” under Rule 1-02 of Regulation S-X.

(h)	Offered Securities. All outstanding shares of capital stock of the Company, including the Offered Securities, have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company, including the Offered Securities, have been delivered and paid for, have been validly issued, are fully paid and nonassessable and conform to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus; there are no preemptive or similar rights with respect to the capital stock of the Company, including the Offered Securities; and none of the outstanding shares of capital stock of the Company, including the Offered Securities, have been issued in violation of any preemptive or similar rights of any security holder. No holder of Offered Securities will be subject to personal liability by reason of being such a holder. The certificates, if any, to be used to evidence the Offered Securities are in due and proper form and comply in all material respects with all applicable legal requirements, the charter and by-laws of the Company and the requirements of the New York Stock Exchange. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(i)	No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, the Selling Shareholders or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j)	Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has duly and properly waived the exercise of such rights with respect to the offering of Offered Securities hereunder.

(k)	Listing. The Offered Securities are listed on The New York Stock Exchange.

(l)	Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company or its subsidiaries for the consummation of the transactions contemplated by this Agreement or was required in connection with the previous offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained or made or will be obtained or made prior to the First Closing Date and such as may be required under state securities laws.

(m)	Title to Property. The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets identified as being owned by them in the Registration Statement, the General Disclosure Package and the Final Prospectus, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them and, except (i) as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or (ii) as would not reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect, the Company and its subsidiaries will hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them.

(n)	Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement will not, and the previous issuance and sale of the Offered Securities by the Company did not, result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or other organizational document of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for any such lien, charge, encumbrance, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o)	Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational document or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(q)	Possession of Licenses and Permits. The Company and its subsidiaries (i) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r)	Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could, individually or in the aggregate, have a Material Adverse Effect.

(s)	Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t)	Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(u)	Accurate Disclosure. The statements in the Registrations Statement, the General Disclosure Package and the Final Prospectus under the headings “U.S. Federal Income Tax Considerations”, “Description of Capital Stock”, “Certain Provisions of Maryland Law and our Charter and Bylaws”, “Certain Relationships and Related Transactions”, “Business—Regulator Requirements” and “Legal Proceedings”, insofar as such statements summarize legal or regulatory matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal or regulatory matters, agreements, documents or proceedings and present the information required to be shown.

(v)	Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(w)	Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(x)	Independent Accountants. KPMG LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Final Prospectus, are independent public accountants as required by the Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

(y)	Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company and its subsidiaries and their respective Boards of Directors are in compliance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and its subsidiaries have disclosed or reported to the Audit Committee or the Board of Directors of the Company and the Company’s auditors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Except as disclosed, reported or advised in accordance with the immediately preceding sentence, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated), and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z)	Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries evaluate the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(aa)

Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(bb)	Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods specified and comply in all material respects with the applicable requirements of the Act. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods presented. The supporting schedules to such financial statements, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary selected financial data included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company and its consolidated subsidiaries included therein. Except as included in the Registration Statement, the General Disclosure Package and the Final Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus under the Act or the Rules and Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)	No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of their respective capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has not been any material transaction entered into by the Company or any of its subsidiaries, other than transactions in the ordinary course of business, and (v) there has not been any obligation, direct or contingent, which is material to the Company or any of its subsidiaries, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business.

(dd)	Investment Company Act. The Company is not an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(ee)	Related Party Transactions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no business relationships or related-party transactions involving the Company or its subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus.

(ff)	Payment of Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to have been filed (taking into account any permitted extensions thereof), and have paid all taxes (including any assessments, fines or penalties) required to be paid by them, in each case except for any such taxes, assessments, fines or penalties currently being contested in good faith and except for any case in which the failure to file or make such payments as would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)	ERISA. The Company and its subsidiaries are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its subsidiaries would have any material liability. Neither the Company nor any of its subsidiaries have incurred or expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”). Each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Effect.

(hh)	Approvals. The Company is an approved Fannie Mae Delegated Underwriting and Servicing lender throughout the United States, a Freddie Mac Program Plus lender in 22 states, the District of Columbia and the metropolitan New York area, a Department of Housing and Urban Development Multifamily Accelerated Processing lender throughout the United States, and a Government National Mortgage Association issuer, and has not received any notice of proceedings relating to the revocation or modification of any such approval.

(ii)	Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)	Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or body or any court (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental agency or body or any court involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk)	OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

(ii) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally as to itself and not jointly, represents and warrants to the several Underwriters as of the date hereof, the Applicable Time and the applicable Closing Date, and agrees with, the several Underwriters as follows:

(a)	Such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Shareholder hereunder.

(b)	The sale of the Offered Securities to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, tenure or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (B) result in any violation of the provisions of the organizational documents of such Selling Shareholder or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any property or assets of such Selling Shareholder, except in the case of (A) or (C) for such conflicts, breaches, violations or defaults that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Shareholder’s ability to perform its obligation under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the consummation by such Selling Shareholder of the transactions contemplated by this Agreement or in connection with the sale and delivery of the Offered Securities to be sold by such Selling Shareholder hereunder, except (i) the registration under the Act of the offer and sale of the Offered Securities, (ii) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if required, of the underwriting terms and arrangements, (iii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, or (iv) those as to which the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Shareholder’s ability to perform its obligations under this Agreement.

(c)	Such Selling Shareholder has, and immediately prior to the applicable Closing Date such Selling Shareholder will have, valid title to the Offered Securities (or a valid “security entitlement” in respect of such Offered Securities under Section 8-501 of the UCC (as defined below)) to be sold by such Selling Shareholder hereunder on such Closing Date, free and clear of all liens, encumbrances, equities or claims.

(d)	Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities.

(e)	Such Selling Shareholder is not prompted to sell its Offered Securities pursuant to this Agreement by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(f)	This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(g)	Upon payment of the purchase price for the Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Offered Securities, as directed by you, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Offered Securities is unnecessary because such Offered Securities are already in possession of Cede or such nominee), registration of such Offered Securities in the name of Cede or such other nominee (unless registration of such Offered Securities is unnecessary because such Offered Securities are already registered in the name of Cede or such nominee), and the crediting of such Offered Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the Uniform Commercial Code as in effect in the State of New York (“UCC”) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Offered Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Offered Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC. The above representation is subject to the following qualifications (a) pursuant to Section 8-111 of the UCC, the rules of DTC may affect the rights of the Underwriters in the Offered Securities, and to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Offered Securities, maintains any Offered Securities in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC, such securities intermediaries and the Underwriters in the Offered Securities, (b) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (c) if at any time DTC or other securities intermediary does not have sufficient Offered Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Offered Securities then held by DTC or such securities intermediary.

(h)	Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement.

(g)	At their respective times the Registration Statement and any post-effective amendment thereto became effective, at each deemed effective date with respect to the Underwriters and the Offered Securities pursuant to Rule 430B(f)(2) and on each Closing Date, each of the Registration Statement and any post-effective amendment thereto did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on their respective dates, at the time of filing of the Final Prospectus pursuant to Rule 424(b) and on each Closing Date, the Final Prospectus and any amendment or supplement thereto will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(ii)(g) are limited to the Selling Shareholder Information only.

3.	Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Shareholder, severally and not jointly, agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each Selling Shareholder, as the case may be, at a purchase price of $15.30 per share, the respective number of Firm Securities set forth opposite their respective names on Schedule A or B hereto, as applicable.

The Selling Shareholders will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of each Selling Shareholder at the New York office of Sidley Austin LLP, at 10:00 A.M., New York time, on November 25, 2014, or at such other time not later than seven full business days thereafter as the Representative, the Company and the Selling Shareholders determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

In addition, upon written notice from the Representative given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities, provided that the purchase price per Optional Security shall be reduced by an amount per security equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Selling Shareholders, severally and not jointly, agree to sell to the Underwriters the number of Optional Securities specified in such notice in the same proportion as the number of Firm Securities set forth opposite each Selling Shareholder’s name in Schedule A hereto bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and each Underwriter agrees, severally and not jointly, to purchase such Optional Securities in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name in Schedule B hereto bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Selling Shareholders, at the New York office of Sidley Austin LLP.

4.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.	Certain Agreements of the Company and the Selling Shareholders. The Company agrees with the several Underwriters that:

(a)	Additional Filings. The Company will comply, subject to Section 5(b), with the requirements of Rule 430B and will file the Final Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with Rule 424(b). The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing.

(b)

Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Registration Statement, the General Disclosure Package or the Final Prospectus and will not effect such amendment or supplementation without the Representative’s consent; and the Company will also advise the

Representative promptly of (i) any amendment or supplementation of the Registration Statement, the General Disclosure Package or the Final Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to the General Disclosure Package or the Final Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)	Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Registration Statement, the General Disclosure Package or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, or if it is necessary at any time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)	Rule 158. As soon as practicable, the Company will make generally available to its security holders an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act and Rule 158 under the Act.

(e)	Furnishing of Prospectuses. The Company will furnish to the Representative signed copies of the Registration Statement, including all exhibits, each preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative may reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement or such other time reasonably requested by the Representative. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)	Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction in which they are not already required to so qualify or execute a general consent to service of process.

(g)	Reporting Requirements. The Company, during the period when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Rules and Regulations.

(h)	Payment of Expenses. The Company agrees to pay all expenses incident to the performance of the Company’s obligations under this Agreement, including, but not limited to, (i) any Commission registration and filing fees, (ii) any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto (including reasonable fees and disbursements of counsel to the Underwriters related thereto), (iii) costs and expenses related to the review, if any, by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such qualification, approval or review), (iv) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities, (v) fees and expenses, if any, incident to listing the Offered Securities on the New York Stock Exchange and/or including in each established over-the-counter market on which securities similar to the Offered Securities issued by the Company are listed or traded, (vi) expenses incurred in preparing, printing and distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (vii) all printing, copying, messenger and delivery expenses of certificates, if any, for the Offered Securities in a form eligible for deposit with DTC, (viii) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “comfort” letters, “agreed upon procedures letters,” opinions or any special audits incident to or required by any registration or qualification), (ix) the fees, charges and expenses of one firm of counsel for the Selling Shareholders (which firm shall be selected by the Selling Shareholders), and (x) any expenses described in clauses (i) through (x) incurred in connection with the marketing and sale of the Offered Securities, regardless of whether a registration is effected, marketing is commenced or sale is made. It is understood, however, that, except as otherwise provided herein, the Underwriters will pay all of their own costs and expenses.

(i)	Expenses of the Selling Shareholders. Except as provided in Section 5(h), the Company and the Selling Shareholders agree that the Selling Shareholders will pay all of their own expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Offered Securities to the Underwriters.

(j)	Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

6.	Free Writing Prospectuses. Each of the Company and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.

Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the

Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions precedent:

(a)	Accountants’ Comfort Letter. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants as required by the Act, the Exchange Act, the Rules and Regulations and the Public Company Accounting Oversight Board and in form and substance satisfactory to the Underwriters (except that, in any letter dated on a Closing Date, the specified date referred to therein shall be a date no more than three days prior to such Closing Date).

(b)	CFO Certificate. The Representative shall have received a certificate, dated as of the Closing Date, of Stephen P. Theobald, Executive Vice President, Chief Financial Officer and Treasurer of the Company, in form and substance satisfactory to the Underwriters.

(c)	Effectiveness of Registration Statement. The Registration Statement has been declared effective by the Commission under the Act. Each preliminary prospectus, Issuer Free Writing Prospectus (if required to be filed with the Commission) and the Final Prospectus shall have been filed with the Commission in accordance with the Act and the Rules and Regulations and Section 5(a) and Section 6 hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued, no order preventing or suspending the use of any preliminary prospectus or the Final Prospectus has been issued and no proceedings for any of these purposes shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

(d)	No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in (or withdrawal of) the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)	Opinion of Counsel for Company. The Representative shall have received an opinion, dated such Closing Date, of Hogan Lovells US LLP, counsel for the Company, in form and substance satisfactory to the Underwriters.

(f)	Opinion of Counsel for the Selling Shareholders. The Representative shall have received an opinion, dated such Closing Date, of each of (i) Sidley Austin LLP with respect to FIF V WD LLC, FCOF UB Investments LLC, FCOF II UB Investments LLC, FTS SIP L.P., FCO MA II UB Securities LLC and FCO MA LSS LP only and (ii) Mourant Ozannes with respect to FTS SIP L.P. only, counsel for the Selling Shareholders, in form and substance satisfactory to the Underwriters. In rendering such opinion, Sidley Austin LLP may rely as to matters governed by Jersey law upon the opinion of Mourant Ozannes.

(g)	Opinion of Counsel for Underwriters. The Representative shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Sidley Austin LLP may rely as to (i) the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Hogan Lovells US LLP, and (ii) matters governed by Jersey law upon the opinion of Mourant Ozannes, referred to above.

(h)	Officer’s Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers, in his or her capacity as an officer of the Company, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(i)	Selling Shareholders’ Certificates. The Representative shall have received a certificate, dated such Closing Date, of each Selling Shareholder that the representations and warranties of such Selling Shareholder in this Agreement are true and correct and the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(j)	Approval of Listing. At the Closing Date, the Offered Securities shall be listed on the New York Stock Exchange.

(k)	No Objection. If required, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Securities.

(l)	Delivery of Form W-9. Each of the Selling Shareholders shall have delivered to the Representative prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9.

(m)	Lock-up Agreements. On or prior to the Closing Date, the Representative shall have received lock-up agreements from each of the Selling Shareholders substantially in the form attached hereto as Exhibit A.

The Company and the Selling Shareholders will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.	Indemnification and Contribution.

(a)	Indemnification of Underwriters by the Company. (i) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or any amendment thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact included in the General Disclosure Package, any preliminary prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to the foregoing, or the omission or alleged omission of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal fees or other expenses in all cases reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with Underwriter Information or Selling Shareholder Information.

(b)

Indemnification of Underwriters by the Selling Shareholders. The Selling Shareholders, severally, and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or any amendment thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein no misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact included in the General Disclosure Package, any preliminary prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the foregoing, the omission or alleged omission of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal fees or other expenses in all cases reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that each Selling

Shareholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon Selling Shareholder Information, it being understood and agreed that the only such information furnished by any Selling Shareholder is the information relating to such Selling Shareholder in the Final Prospectus under the caption “Selling Stockholders”; and provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Offered Securities sold by such Selling Shareholder hereunder.

(c)	Indemnification of Company and the Selling Shareholders by the Underwriters. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Shareholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or any amendment thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement or a material fact included in the General Disclosure Package, any preliminary prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement to the foregoing, or the omission or the alleged omission of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal fees or other expenses in all cases reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information in the paragraph under “Underwriting—Commissions and Discounts”.

(d)

Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)	Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal fees or other expenses in all cases reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e). Notwithstanding the provisions of this subsection (e), if the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party, no Selling Shareholder shall be required to contribute unless (i) such Selling Shareholder would have had indemnification obligations pursuant to the terms of Section 8(b) and shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Offered Securities sold by such Selling Shareholder hereunder. It being understood that to the extent any liability is assessed against the Company and any Selling Shareholder, any deficiency in contribution resulting from the foregoing limitation shall be borne by the Company.

(f)	The provisions of this Section 8 shall not affect any agreement between the Company and the Selling Shareholders with respect to indemnification.

9.	Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company and the Selling Shareholders except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.	Default by any of the Selling Shareholders. If one or more Selling Shareholders shall fail at the Closing Date to sell and deliver the number of Offered Securities which such Selling Shareholder is or Selling Shareholders are obligated to sell hereunder, then the non-defaulting Selling Shareholders may elect to sell the remaining defaulted Offered Securities either (1) on a pro rata basis based on the number of Offered Securities they agreed to sell as specified in Schedule A hereto relative to the total number of Offered Securities as to which one or more Selling Shareholders have not defaulted or (2) in any other manner agreed upon by the non-defaulting Selling Shareholders. In the event that the non-defaulting Selling Shareholders fail to elect to sell the remaining defaulted Offered Securities as described above, then the Underwriters may, at the option of the Representative, by notice from the Representative to the Company and the non–defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non–defaulting party except that the provisions of Sections 2, 8, 10, 11, 12, 13, 14, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Offered Securities which the non–defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 10 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by any Selling Shareholder as referred to in this Section 10, each of the Representative, the Company and the non–defaulting Selling Shareholders shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Final Prospectus or in any other documents or arrangements.

11.	Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Shareholders, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and any Selling Shareholder, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and the Selling Shareholders will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders, and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.	Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative (provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter):

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at the following:

Walker & Dunlop, Inc.

7501 Wisconsin Avenue, Suite 1200

Bethesda, MD 20814

Attention: General Counsel

or, if sent to the Selling Shareholders, will be mailed, delivered or telegraphed and confirmed to such Selling Shareholders at the following:

c/o Fortress Investment Group

1345 Avenue of the Americas

46th Floor

New York, NY 10105

Attention: David Brooks

13.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.	Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

15.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.	Absence of Fiduciary Relationship. The Company and each Selling Shareholder acknowledges and agrees that:

(a)	No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any of the Underwriters has advised or is advising the Company or the Selling Shareholders on other matters;

(b)	Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Selling Shareholders following discussions and arms’-length negotiations with the Representative, and the Selling Shareholders are capable of evaluating and understanding and each of them understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)	Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)	Waiver. The Company and each Selling Shareholder waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Selling Shareholder including stockholders, employees or creditors of the Company or any Selling Shareholder.

17.	Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the Company and each Selling Shareholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and each Selling Shareholder irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company and the Selling Shareholders one of the counterparts hereof, whereupon it will become a binding agreement between the Company, each Selling Shareholder and the several Underwriters in accordance with its terms.

Very truly yours,

WALKER & DUNLOP, INC.

By:
Name:
Title:

FIF V WD LLC

By:
Name:
Title:

FCOF UB Investments LLC

By:
Name:
Title:

FCOF II UB Investments LLC

By:
Name:
Title:

FTS SIP L.P.

By:	FCO MA GP LLC, its general partner

By:
Name:
Title:

FCO MA II UB Securities LLC

By:
Name:
Title:

FCO MA LSS LP

By:	FCO MA LSS GP LLC, its general partner

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

Acting on behalf of itself and as the Representative of the several Underwriters

SCHEDULE A

Name	Number of Firm Securities to be Sold
FIF V WD LLC	1,000,000
FCOF UB Investments LLC	400,000
FCOF II UB Investments LLC	266,667
FTS SIP L.P.	166,667
FCO MA II UB Securities LLC	133,333
FCO MA LSS LP	33,333

SCHEDULE B

Underwriter	Number of Firm Securities
Morgan Stanley & Co. LLC	2,000,000

Total	2,000,000

SCHEDULE C

General Use Free Writing Prospectuses

None

EXHIBIT A

Form of Lock-up Agreement

November 20, 2014

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Walker & Dunlop, Inc., a Maryland corporation (the “Company”) and certain stockholders of the Company named in Schedule B of the Underwriting Agreement (the “Selling Shareholders”), providing for the public offering (the “Offering”) by Morgan Stanley (the “Underwriter”), of 2,000,000 shares (the “Firm Shares”) of the $0.01 par value per share of the Company (the “Common Stock”) and, at the option of the Underwriter, an aggregate of not more than 300,000 additional shares of Common Stock (together with the Firm Shares, the “Shares”). Terms not defined herein shall have the meaning given them in the Underwriting Agreement.

To induce the Underwriter to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus (the “Restricted Period)” relating to the Offering (the “Final Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (c) distributions of shares of Common Stock or any security convertible into Common Stock to undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or its affiliates, (d) distributions of shares of Common Stock or any security convertible into Common Stock to funds managed by an affiliate of Fortress Investment Group LLC, the investors in such funds, and direct and indirect subsidiaries of such funds, (e) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members, stockholders or equity holders of the undersigned or any investor of any such distributee, (f) pursuant to any pledges existing on the date of the Underwriting Agreement;

provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

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Very truly yours,

(Name)

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